UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Waters Edge,
Congers, NY 10920
(Address of Principal Executive Offices)

First Independence Corp.
(former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders

The information in Item 5.03 with respect to the forward stock split of CodeSmart Holdings, Inc. (f/k/a First Independence Corp., the “Company”) is hereby incorporated by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On May 17, 2013, the Company filed with the State of Florida to amend its Articles of Incorporation (the “Amendments”) to: (i) change the Company’s name from “First Independence Corp.” to “CodeSmart Holdings, Inc.” (the “Name Change”), and (ii) implement a 2-for-1 forward stock split of its issued and outstanding common stock (“Common Stock”), par value $.0001 per share (the “Forward Split”). As a result of the Forward Split, the number of outstanding Common Stock increased to a total of 13,569,169 shares and the par value of Common Stock remains the same.

In addition, as a result of the Name Change, our trading symbol will be “FICFD” for 20 business days after the effectiveness of the Name Change and will be changed to “ITEN” thereafter. Our new CUSIP number is 19189U106. The Amendments became effective on June 14, 2013, 2013, upon approval from the Financial Industry Regulatory Authority. A copy of the Amendments is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Articles of Amendment to the Company’s Articles of Incorporation, filed with the Florida Department of State Division of Corporations on May 17, 2013.

99.1	Press Release of the Company, dated June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Independence Corp.

Date: June 17, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer